UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 13, 2014

TIME WARNER INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-15062	13-4099534
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

One Time Warner Center, New York, New York 10019
(Address of Principal Executive Offices) (Zip Code)

212-484-8000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The final results of voting on each of the matters submitted to a vote of security holders at Time Warner Inc.’s (the “Company”) Annual Meeting of Shareholders held on June 13, 2014 are as follows:

1.	Election of Directors:	For	Against	Abstentions	Broker Non-Votes
	James L. Barksdale	686,940,657	11,068,553	2,220,033	62,073,985

	William P. Barr	671,622,578	26,501,453	2,105,212	62,073,985

	Jeffrey L. Bewkes	683,578,921	10,769,020	5,881,302	62,073,985

	Stephen F. Bollenbach	584,560,140	113,582,422	2,086,681	62,073,985

	Robert C. Clark	687,244,505	10,730,308	2,254,430	62,073,985

	Mathias Döpfner	664,444,487	33,661,557	2,123,199	62,073,985

	Jessica P. Einhorn	692,672,980	5,638,975	1,917,288	62,073,985
	Carlos M. Gutierrez	696,654,368	1,597,908	1,976,967	62,073,985

	Fred Hassan	658,720,449	39,296,079	2,212,715	62,073,985

	Kenneth J. Novack	686,851,634	10,966,882	2,410,687	62,073,985

	Paul D. Wachter	670,859,021	27,278,705	2,091,517	62,073,985

	Deborah C. Wright	694,683,725	3,371,049	2,173,936	62,073,985

Under the Company’s By-laws, each of the directors was elected, having received “for” votes from a majority of the votes duly cast by the holders of the outstanding shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), with respect to such director.

2.	Ratification of appointment of Ernst & Young LLP as independent auditor	For	Against	Abstentions
		750,836,805	9,291,602	2,174,821

	The appointment of Ernst & Young LLP was ratified, having received “for” votes from a majority of the votes duly cast by the holders of Common Stock.

					Broker
3.	Advisory vote to approve named executive officer compensation	For	Against	Abstentions	Non-Votes
		620,969,957	72,816,925	6,442,361	62,073,985

	The proposal was approved, on an advisory basis, having received “for” votes from a majority of the votes duly cast by the holders of Common Stock.

4.	Shareholder proposal regarding an independent Chairman of the Board	For	Against	Abstentions	Broker Non-Votes
		181,451,608	516,249,496	2,528,115	62,073,985
	Under the Company’s By-laws, the proposal failed, having received “for” votes from less than a majority of the votes duly cast by the holders of Common Stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER INC.

By:	/s/ Howard M. Averill
Name: Howard M. Averill
Title: Executive Vice President and Chief Financial Officer

Date:    June 18, 2014